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                                                                Exhibit 23(b)(i)

                            AMENDMENTS TO BY-LAWS OF
                           STRATTON GROWTH FUND, INC.

     Pursuant to (S) 2-109(b) of the Maryland General Corporation Law and
Article X, Section 10.06 of the By-Laws of Stratton Growth Fund, Inc. (the "Corporation"), effective December 10, 2002, the By-Laws of the Corporation shall be amended as follows:

     1. The first sentence of Article II, Section 2.03 of the By-Laws shall be amended and restated as follows:

          "Special meetings of the stockholders of the corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time by the chairman of the board, a majority of the board of directors, the chief executive officer or, in the absence or disability of the chief executive officer, the president, or at the request, in writing, of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote."

All other provisions of Article II, Section 2.03 shall remain unchanged.

     2. Article II, Section 2.06 of the By-Laws shall be amended and restated in its entirety as follows:

          "Section 2.06. Organization. At every meeting of the stockholders, the chairman of the board, if there be one, or, in the case of vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the chief executive officer, the president, the vice presidents in their order of rank, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or in the secretary's absence, an assistant secretary, or in the absence of both the secretary and the assistant secretaries, a person appointed by the chairman shall act as secretary."

     3. Article III, Section 3.05 of the By-Laws shall be amended and restated in its entirety as follows:

          "Section 3.05. Organization. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of vacancy in the office or absence of the chairman of the board, one of the following officers in the order stated: the chief executive officer, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the secretary's absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting shall act as secretary."

     4. The first sentence of Article III, Section 3.09 of the By-Laws shall be amended and restated as follows:


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          "Special meetings of the board of directors shall be held whenever called by the chief executive officer or, in the absence or disability of the chief executive officer, the president or by two or more directors."

All other provisions of Article III, Section 3.09 shall remain unchanged.

     5. The first sentence of Article III, Section 3.13 of the By-Laws shall be amended and restated as follows:

          "Section 3.13. Resignations. Any director of the corporation may resign at any time by giving notice to the chief executive officer, the president or the secretary of the corporation."

All other provisions of Article III, Section 3.13 shall remain unchanged.

     6. Article V, Section 5.01 of the By-Laws shall be amended and restated in its entirety as follows:

          "Section 5.01. Designation. The officers of the corporation shall be chosen by the board of directors and shall include a chief executive officer, a president, a secretary, a chief financial officer and a treasurer. The board of directors may, from time to time, elect or appoint one or more vice presidents, assistant secretaries and assistant treasurers. The board of directors, at its discretion, may also appoint a director as chairman of the board who shall perform and execute such executive and administrative duties and powers as the board of directors shall from time to time prescribe. The same person may hold two or more offices, except that no person shall be both chief executive officer and vice president, or both president and vice president, and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the articles of incorporation or these by-laws to be executed, acknowledged or verified by two or more officers."

     7. Article V, Section 5.05 of the By-Laws shall be amended and restated in its entirety as follows:

          "Section 5.05. The President. The president shall be the chief operating officer of the corporation and shall perform such duties as are incidental to the office of chief operating officer. The president, in the absence or disability of the chief executive officer, shall perform the duties and exercise the powers of the chief executive officer, and shall perform such other duties as the board of directors or the chief executive officer may from time to time prescribe."

     8. Article V, Section 5.06 of the By-Laws shall be amended and restated in its entirety as follows:

          "Section 5.06. The Vice Presidents. The vice presidents, in the order of their seniority, shall in the absence or disability of the chief executive officer and the president, perform the duties and exercise the powers of the chief executive officer and shall perform such

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other duties as the board of directors, the chief executive officer or the president may from time to time prescribe."

     9. The last clause of Section 5.07 of Article V of the By-Laws shall be amended and restated as follows:

          "and, in general, perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him by the board of directors, the chief executive or the president."

All other provisions of Section 5.07 shall remain unchanged.

     10. Article V, Section 5.08 of the By-Laws shall be amended and restated in its entirety as follows:

          "Section 5.08. The Treasurer. The treasurer, in the absence or disability of the chief financial officer, shall perform the duties and exercise the powers of the chief financial officer, and shall perform such other duties as the board of directors, the chief executive officer, the president or the chief financial officer may from time to time prescribe."

     11.  New Section 5.11, Section 5.12 and Section 5.13 shall be added to
Article V of the By-Laws as follows:

          "Section 5.11. The Chief Executive Officer. The chief executive officer shall have general supervision over the business and operations of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall also perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 5.12. The Chief Financial Officer. The chief financial officer shall have general charge of the finances and books of account of the corporation. Except as otherwise provided by the board of directors, the chief financial officer shall: (i) have general supervision of the funds and property of the corporation and of the performance by the custodian of its duties with respect thereto; (ii) render to the board of directors, whenever directed by the board, an account of the financial condition of the corporation and of all transactions as chief financial officer; (iii) cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a statement of operations for the preceding fiscal year; and
(iv) perform all acts incidental to the office of chief financial officer, subject to the control of the board of directors.

          Section 5.13. Assistant Treasurers. The assistant treasurer shall, in the absence or disability of the chief financial officer and treasurer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties as the board of directors may from time to time prescribe."

     12. New Section 10.07 shall be added to Article X of the By-Laws as follows:

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          "Section 10.07. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the corporation shall be signed by the chief executive officer, president or a vice president."

     The foregoing amendment to the By-Laws of the Corporation were duly approved by resolution of the Board of Directors at a meeting held on December 10, 2002.

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